SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the registrant [ X ]
Filed by a party other than the registrant [     ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

APPLIED FILMS CORPORATION
(Name of registrant as specified in its charter)

________________________________________________________________________
(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No fee required
[     ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies: ______________________________________
(2)	Aggregate number of securities to which transaction applies:______________________________________
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _________________________
(4)	Proposed maximum aggregate value of transaction: _____________________________________________
(5)	Total fee Paid: _________________________________________________________________________

[     ] Fee paid previously with preliminary materials
[     ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid: _________________________________________________________________
(2)	Form, schedule, or registration statement no.: __________________________________________________
(3)	Filing party: ___________________________________________________________________________
(4)	Date filed: ____________________________________________________________________________

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 16, 2002

APPLIED FILMS CORPORATION
LONGMONT, COLORADO

APPLIED FILMS CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

        The Annual Meeting of Shareholders of Applied Films Corporation will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, on Wednesday, October 16, 2002, at 8:00 A.M., local time, for the following purposes:

  To elect two (2) directors, each for a term of three (3) years.

  To elect one (1) director for a term of two (2) years.

  To elect one (1) Secretary to the Board for a term of one (1) year.

  To transact such other business as may properly come before the meeting or at any adjournment of the meeting.

        Shareholders of record at the close of business August 12, 2002, will be entitled to vote at the meeting or any adjournment of the meeting.

        Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot attend the meeting in person, you may vote your shares by completing a proxy on the Internet as described in the following materials or by completing and signing the enclosed proxy card and promptly returning it in the envelope provided. If you do attend the meeting and wish to vote in person, you may do so even though you have submitted a proxy.

Dated: September 12, 2002 Longmont, Colorado /s/Lawrence D. Firestone Lawrence D. Firestone, Secretary

(This page intentionally left blank.)

APPLIED FILMS CORPORATION
9586 I-25 FRONTAGE ROAD
LONGMONT, COLORADO 80504

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held October 16, 2002

SOLICITATION OF PROXIES FOR ANNUAL MEETING

        This Proxy Statement is furnished to the Shareholders of Applied Films Corporation in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders which will be held at 9586 I-25 Frontage Road, Longmont, Colorado 80504, October 16, 2002, at 8:00 A.M., local time.

        The Annual Meeting is being held for the following purposes:

  To elect two (2) directors, each for a term of three (3) years.

  To elect one (1) director for a term of two (2) years.

  To elect one (1) Secretary to the Board for a term of one (1) year.

  To transact such other business as may properly come before the meeting or at any adjournment of the meeting.

        Whether you hold shares directly or in street name, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy. For shares held in street name, you may vote by submitting voting instructions to your broker or nominee.

        If you are a shareholder of record, you may vote:

  By the Internet - If you have Internet access, you may submit your proxy by following the “Vote by Internet” instructions on the proxy card. If you vote by the Internet, you do not need to return your proxy card.

  By Mail - You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

        For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your shares will be voted by your broker or nominee as you have directed.

        If a proxy in the form distributed by our Board of Directors is properly executed and returned to us, the shares represented by the proxy will be voted at the Annual Meeting of Shareholders and at any adjournment of that meeting. Where shareholders specify a choice, the proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted FOR the nominees named by the Board of Directors in the proxy. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

        A proxy may be revoked prior to its exercise by delivering a written notice of revocation to the Secretary of our Company, executing and delivering a proxy of a later date or attending the meeting and voting in person. Attendance at the meeting does not automatically act to revoke a proxy.

Page 1 of 17

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        On August 12, 2002, there were outstanding 11,027,310 total shares of common stock. The record date for determining the shareholders entitled to vote at the Annual Meeting is August 12, 2002. Shares cannot be voted unless the shareholder is present at the meeting or is represented by proxy.

        The following table sets forth as of August 12, 2002, information concerning persons known to management who may be deemed to be beneficial owners of more than 5% of our common stock. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                                                          Amount and Nature of       Percent of
        Name and Address of Beneficial Owner              Beneficial Ownership      Common Stock
        ------------------------------------              --------------------      ------------
        Taunus Corporation
        (for Deutsche Bank Trust Company Americas)
        31 West 52nd Street
        New York, NY 10019.........................           1,143,000(1)              10.4%

        Putnam  LLC
        One Post Office Square
        Boston, Massachusetts 02109................           1,104,165(2)              10.0%

        RS Investment Management Co., L.L.C.
        338 Market Street
        San Francisco, CA  94111-5312..............             947,750(3)               8.6%
        HLM Management Company
        222 Berkeley Street
        Boston, MA 02116...........................             619,800(4)               5.6%

NOTES

(1)	In a Schedule 13G/A, Taunus Corporation, as a holding company, disclosed on behalf of itself and its subsidiary, Deutsche Bank Trust Company Americas, that Taunus Corporation had acquired beneficial ownership of 1,143,000 shares and that Deutsche Bank Trust Company Americas had acquired beneficial ownership of 961,500 shares of the 1,143,000 shares of common stock as of May 3, 2002.

(2)	In a schedule 13G, dated July 10, 2002, Putnam L.L.C. disclosed on behalf of its subsidiaries and its parent Marsh & McLennan Companies, Inc. that it had acquired beneficial ownership of 1,104,165 shares of common stock.

(3)	In a Schedule 13G/A, dated April 3, 2002, RS Investment Management Co. LLC, as a holding company, disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 947,750 shares of common stock.

(4)	As of March 31, 2002, HLM Management Company disclosed on behalf of its investment advisory clients that it had acquired beneficial ownership of 619,800 shares of common stock.

Page 2 of 17

NOMINEES FOR ELECTION AS DIRECTORS

        Our Articles of Incorporation provide for the division of the Board of Directors into three classes of nearly equal size with staggered three-year terms of office. The Articles of Incorporation provide that the Board shall consist of not less than five (5) nor more than nine (9) members. The Board is currently composed of six (6) members.

        Two (2) persons have been nominated for re-election, and one (1) person has been nominated for election to the Board to serve the term indicated below. The Board of Directors has nominated the following persons to election to the Board of Directors:

                                                   Annual Shareholder Meeting
                                                                at
                               Person                 Which Term will Expire
                       -----------------------    --------------------------------
                          Richard P. Beck                      2005
                           Chad D. Quist                       2005
                           Allen H. Alley                      2004

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominees as directors for the terms indicated above. The nominees are presently serving as directors. The following pages of this Proxy Statement contain more information about the nominees and our other directors.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominees as directors of our Company. The individuals who receive this number of votes cast by the holders of our common stock will be elected as directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

        If the nominees become unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person(s) to become a director as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of the persons nominated by the Board.

NOMINEES FOR ELECTION AS SECRETARY TO THE BOARD OF DIRECTORS

        The Board of Directors has nominated the following person for election as the Secretary to the Board of Directors:

                                                   Annual Shareholder Meeting
                                                                at
                               Person                 Which Term will Expire
                       -----------------------    --------------------------------
                         Daniel C. Molhoek                     2003

        Holders of common stock should complete the accompanying proxy. Unless otherwise directed by a shareholder's proxy, it is intended that the votes cast upon exercise of proxies in the form accompanying this statement will be in favor of electing the nominee as Secretary to the Board of Directors for the term indicated above. The nominee is presently serving as Secretary to the Board of Directors. The following pages of this Proxy Statement contain more information about the nominee.

        A plurality of the votes cast at the Annual Meeting is required to elect the nominee as Secretary to the Board of Directors. As such, this individual who receives this number of votes cast by the holders of our common stock will be elected as Secretary to the Board of Directors. Shares not voted at the meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting. Votes cast at the meeting and submitted by proxy will be tabulated by our transfer agent.

        If the nominee becomes unavailable for election due to circumstances not now known, the accompanying proxy will be voted for such other person to become the Secretary to the Board of Directors as the Board of Directors selects. The Board of Directors recommends a vote FOR the election of this person nominated by the Board.

Page 3 of 17

NOMINEES AND DIRECTORS

        The content of the following table is based upon information as of August 12, 2002, furnished to us by the nominees and other directors.

                                                             Year First                               Percent of
                                                               Became         Amount and Nature of      Common
                      Name                        Age         Director        Beneficial Ownership       Stock
                      ----                        ---         --------        --------------------       -----
  Nominees for Election as Directors for
  Terms Expiring in 2005

  Richard P. Beck (a)                              69           1998                      7,000(1)         *

  Chad D. Quist (a)                                40           1997                      6,000(2)         *

  Nominee for Election as Director for
  Term Expiring in 2004

  Allen H. Alley (b)                               48           2002                             0         *

  Directors Whose Terms Expire in 2003

  Thomas T. Edman                                  40           1998                     59,647(3)         *

  Vincent Sollitto, Jr. (a)                        54           1999                      6,000(2)         *

  Director Whose Term Expires in 2004

  John S. Chapin                                   61           1976                    173,317(4)        1.6%

  Nominee for Election as Secretary to
  the Board of Directors with a Term
  Expiring in 2003

  Daniel C. Molhoek                                61            N/A                      1,000(5)         *

*Denotes ownership of less than one percent.

(a) Member Audit, Compensation and Nominating Committees. (b) Member of Audit Committee beginning September 2002.

NOTES

(1)	Includes (i) 1,000 shares jointly held by Mr. Beck and his spouse, and (ii) options to purchase 6,000 shares of common stock exercisable within 60 days.
(2)	Consists of options to purchase 6,000 shares of common stock exercisable within 60 days.
(3)	Includes (i) 10,875 shares held by Mr. Edman, and (ii) options to purchase 48,772 shares of common stock exercisable within 60 days.
(4)	Includes (i) 63,053 shares held by Mr. Chapin, (ii) 72,264 shares held by the John Chapin Family Trust, of which Mr. Chapin is the Trustee, and (iii) options to purchase 38,000 shares of common stock exercisable within 60 days.
(5)	Consists of 1,000 shares of common stock.

Page 4 of 17

Richard P. Beck has been a director of our company since May 1998. From March 1992 until May 2002, Mr. Beck served as Chief Financial Officer of Advanced Energy Industries, Inc., a manufacturer of power conversion and control systems. Since 1995, Mr. Beck has also served as a director of Advanced Energy Industries, Inc. From 1987 to 1992, Mr. Beck served as Executive Vice President and Chief Financial Officer of Cimage Corporation, a computer software company. Mr. Beck serves as a director of Photon Dynamics, Inc. and TTM Technologies, Inc. Mr. Beck has a bachelors of science degree in accounting and a masters degree in business administration in finance from Babson College.

Chad D. Quist has been a director of our company since April 1997. Mr. Quist is the President of Information Products, Inc., a wholly-owned subsidiary of Donnelly Corporation. Mr. Quist has been employed by Donnelly since 1995. Information Products, Inc. is a leading supplier of glass components for the touch screen industry. From 1989 to 1995, Mr. Quist served as Vice President of Fisher-Rosemont, Inc., an industrial instrumentation company. Mr. Quist has a bachelors degree in engineering from Stanford University and a masters degree in business administration from the Kellogg Graduate School of Business at Northwestern University.

Thomas T. Edman has been employed by our company since June 1996 and has served as our President and Chief Executive Officer since May 1998. From June 1996 until May 1998, Mr. Edman served as Chief Operating Officer and Executive Vice President. Mr. Edman has served as a director of our company since July 1998. From 1993 until joining our company, he served as General Manager of the High Performance Materials Division of Marubeni Specialty Chemicals, Inc., a subsidiary of a major Japanese trading corporation. Mr. Edman has a bachelors of arts degree in East Asian studies (Japan) from Yale and received a masters degree in business administration from The Wharton School at the University of Pennsylvania.

Vincent F. Sollitto, Jr. has been a director of our company since October 1999. Mr. Sollitto has been President and Chief Executive Officer since June 1996 and a member of the Board of Directors since July 1996 at Photon Dynamics, Inc. From August 1993 to 1996, Mr. Sollitto was the General Manager of Business Unit Operations for Fujitsu Microelectronics, Inc. From April 1991 to August 1993, he was the Executive Vice President of Technical Operations at Supercomputer Systems, Incorporated. Mr. Sollitto spent 21 years in various management positions at IBM, including Director of Technology and Process. Mr. Sollitto serves as a director on the boards of Irvine Sensors Corporation and UltraTech Stepper. Mr. Sollitto holds a bachelor of science degree in electrical engineering from Tufts College.

John S. Chapin co-founded Applied Films Lab, Inc. in 1976 and served as Vice President - Research, and Corporate Secretary from 1976 to November 2000. Mr. Chapin has also served as a director of our company since its inception. Mr. Chapin is the inventor of the planar magnetron and co-inventor of a reactive sputtering process control. Mr. Chapin has a bachelors of science degree in geophysics from the Colorado School of Mines and a masters degree in electrical engineering from the University of Colorado.

Allen H. Alley has been a director of our company since September 2002. Mr. Alley is the President, CEO, and chairman of the board of Pixelworks. Mr. Alley has been employed with Pixelworks since he co-founded it in 1997. Mr. Alley previously served from 1992 to 1996 as Vice President Corporate Development, Product Marketing and Engineering at InFocus Systems. From 1986 until 1992, Mr. Alley served as General Partner with Battery Ventures. Mr. Alley holds a bachelor of science degree in mechanical engineering from Purdue University.

Daniel C. Molhoek has been a partner at the law firm of Varnum, Riddering, Schmidt & Howlett LLP, our general counsel, since 1973, and has served as Secretary to the Board of Herman Miller, Inc. since July 2001 and as Secretary to our Board since October 2001. Mr. Molhoek has a bachelor’s degree in industrial engineering and a juris doctor degree, magna cum laude, from The University of Michigan.

        The Board of Directors, which had six (6) meetings in the last fiscal year, has two standing committees: the Audit Committee and the Compensation Committee. On January 16, 2002, the Board of Directors created a Nominating Committee, and appointed three outside directors who, as members of that committee, make recommendations relating to the nomination of new directors, and who monitor the size and composition of the Company's Board of Directors. All directors attended at least three-fourths of the aggregate number of meetings of the Board and Board committees which they were eligible to attend.

Page 5 of 17

Audit Committee

        The responsibilities of the Audit Committee, which met five (5) times during the last fiscal year, include making recommendations on the choice of independent public accountants, approving the scope of the audit and the audit fee, reviewing financial statements and meeting with such accountants, internal auditors and management. Effective April 24, 2000, our Board of Directors adopted a written charter with respect to the Audit Committee's roles and responsibilities. Each member of the Audit Committee qualifies as an "independent director" under the current listing standards of the National Association of Securities Dealers.

        In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements contained in the 2002 Annual Report on SEC Form 10-K with our Company's management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

        The Committee discussed with the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors, the auditors' independence from us and our management.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended June 29, 2002, for filing with the Securities and Exchange Commission.

Audit Committee of the
Board of Directors of
Applied Films Corporation

Richard P. Beck
Chad D. Quist
Vincent Sollitto, Jr.

Compensation Committee

        The Compensation Committee's responsibilities include making recommendations to the Board with respect to executive compensation, including salaries and bonuses, and administering our stock option plans and Employee Stock Purchase Plan. The Compensation Committee met five (5) times during the last fiscal year.

Nominating Committee

        The Nominating Committee's responsibilities include reviewing matters pertaining to the operation of our Board of Directors and its Committees, evaluating and recommending candidates for election as directors and recommending the appointment of members and chairs of the Board of Directors and each Committee. The Nominating Committee also reviews policy matters affecting the operation of our Board of Directors, including verifying the independence of directors and making recommendations to the Board of Directors as appropriate. The Nominating Committee will consider nominees for directors provided by the Company's Shareholders, provided the Shareholders submit their recommendations by the date disclosed in our Proxy Statement and provided that the Shareholders' recommendations otherwise comply with applicable securities laws, including Rule 14 a-8 under the Securities Exchange Act of 1934. The Nominating Committee was created on January 16, 2002, but did not meet during the last fiscal year.

Page 6 of 17

COMPENSATION OF DIRECTORS

        Directors who are not officers or employees of, or consultants to our Company, are paid an annual fee of $10,000, a fee of $1,200 per Board meeting and $800 per Committee meeting attended, and fifty percent (50%) of the meeting fee for participation in conference call meetings. In addition, the Chairman of the Board receives an additional $300 fee for each Board meeting at which he presides and the chairperson for each Committee receives an additional $200 fee per Committee meeting at which he presides. Directors are reimbursed for their expenses for each meeting attended. Directors who are our employees are not compensated for their service on the Board.

        On October 26, 1999, the Board of Directors approved the Applied Films Corporation Outside Director Stock Option Plan. The Outside Director Plan has 124,000 shares of common stock reserved for issuance upon the exercise of options, as approved by the Shareholders on October 24, 2001. The purpose of the Outside Director Plan is to encourage stock ownership by nonemployee directors to provide those individuals with additional incentive to manage our Company effectively and to contribute to our success and to provide a form of compensation that will attract and retain highly qualified individuals as members of the Board of Directors. On October 24, 2001 each of Mr. Beck, Mr. Quist, Mr. Sollitto, and Mr. Chapin were granted options to purchase 7,000 shares of common stock at an exercise price of $19.95, which options vest on October 24, 2002.

COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors, comprised in fiscal 2002 of Vincent Sollitto, Jr., Richard P. Beck and Chad D. Quist is responsible for the establishment of the level and manner of compensation of our Executive Officers. The Compensation Committee adheres to the compensation policies and practices of our Company in establishing the compensation of all employees. The policies reflect our long-time commitment to the participative management process and the resulting emphasis on the collective efforts and achievements of all our employees.

        Compensation Philosophy. Our Company's and the Compensation Committee's approach to compensation is to further our goal of empowering our employees, working individually and as a team, to achieve personal and collective goals. Our compensation policies are intended to reward the achievement of annual and long-term goals, both personal and corporate, as well as to encourage future excellent performance.

        Compensation Policies and Programs. For fiscal year 2002, our compensation programs consisted of cash compensation and stock options. Each year we utilize external wage surveys to determine the total compensation levels of employees performing roles with organizations of similar size and like function. These pay ranges are then used to establish a base compensation. In June 2001, the Board of Directors approved the Executive Team Bonus Plan for fiscal year 2002. Participants included: the Chief Executive Officer and President, the Chief Financial Officer and the other Executive Team members. The bonus range was from 30%-40% of base pay, paid semi-annually. The Chief Executive Officer and President's bonus was based entirely on overall company achievement, and the other Executive Team member bonuses were based 80% on overall company achievement and 20% on individual goal achievement. The company achievement portion of the bonuses consisted of four (4) components that were payable independently from one another and if certain goals were met, including revenue, gross margin percentage, operating profit percentage, and ending cash balance.

        In June 2002, the Board of Directors approved the Executive Team and Management Team Bonus Policy for fiscal year 2003. Participants include: the Chief Executive Officer and President, the Chief Financial Officer and the other Executive Team members. The bonus range is from 40%-50% of base pay, paid annually. The Chief Executive Officer and President's bonus is based entirely on overall company achievement, and the other Executive Team member bonuses are based 80% on overall company achievement and 20% on individual goal achievement. The Company achievement portion of the bonus consists of four (4) components that are payable independently from one another and if certain goals are met, including bookings, revenue, gross profit percentage, and operating profit percentage. We expect to pay bonuses promptly after receipt of the audited financial statements at the end of fiscal year 2003.

Page 7 of 17

        We believe stock options and stock ownership contribute to the aligning of employee's interests with those of shareholders. In June 2002, the Board of Directors approved the Executive Stock Option Program for fiscal 2003. Participants include: the Chief Executive Officer and President, the Chief Financial Officer, the other Executive Team members, and key employees. The program is designed to award a number of shares to each member of the Executive Team based on his compensation level, divided by the trailing six months average stock price. During the following four (4) quarters, one fourth (1/4) of the shares will be granted following the approval of the Board of Directors and priced as of the date approved by the Board.

        We also encourage stock ownership through participation in our Employee Stock Purchase Plan. This plan, available to most of our employees, including our executives, currently permits employees to purchase shares of our common stock at a discount (up to 15%) from the market price of such shares.

        Compensation of the Chief Executive Officer and President. The compensation of the Chief Executive Officer and President is arrived at using the same methodology as for other senior executives. During fiscal 2002, Mr. Edman, our Chief Executive Officer and President, was paid a base salary of $220,673 and a cash bonus of $77,459, representing total cash compensation of $298,132. The Chief Executive Officer bonus for fiscal 2002 was determined based on overall company achievement in the areas of revenue, gross margin percentage, operating profit percentage, and ending cash balance. Under our salary savings plan, we paid Mr. Edman approximately $7,114 (see "Compensation of Executive Officers - Executive Compensation - Benefits.")

        The Compensation Committee will review the limitations on the deductibility for certain compensation paid to Executive Officers whose annual compensation exceeds $1,000,000 as imposed byss.162(m) of the Internal Revenue Code. To date, no officer has exceeded that level.

Compensation Committee of the
Board of Directors of
Applied Films Corporation

Chad D. Quist
Richard P. Beck
Vincent Sollitto, Jr.

Compensation Committee Interlocks and Insider Participation

        We supply thin film coated glass to Information Products, Inc., a wholly owned subsidiary of Donnelly Corporation for use in touch screen displays. Chad Quist, a director of our company and a member of the Compensation, Audit and Nominating Committees, is the President of Information Products, Inc. Our net sales to Information Products, Inc., and related Donnelly companies as a group totaled $2.4 million for fiscal 2001 and $2.9 million for fiscal 2002. We believe that the terms of our sales to Information Products, Inc. reflect arms-length terms that are no less favorable than the terms we would have with an independent third party.

        We purchase power supplies from Advanced Energy Industries, Inc. for use in our thin film deposition systems. Richard P. Beck, a director of our company and a member of the Compensation, Audit and Nominating Committees, was Senior Vice President and Chief Financial Officer of Advanced Energy Industries, Inc. until May 2002 when he retired. Our purchases from Advanced Energy Industries, Inc. totaled $1.3 million for fiscal 2001 and $3.0 million for fiscal 2002. We believe that the terms of our purchases from Advanced Energy Industries, Inc. were negotiated on an arms-length basis and are no less favorable than the terms we would have negotiated with an independent third party.

Page 8 of 17

EXECUTIVE OFFICERS

        The following table sets forth certain information with respect to our executive officers, other than Thomas T. Edman, who also serves as a director:

                        Name                     Age                          Position
                        ----                     ---                          --------
       Graeme Hennessey.....................     64     Vice President-- Sales and Marketing
       Lawrence D. Firestone................     44     Chief Financial Officer, Treasurer and Secretary
       Helmut Frankenberger.................     45     Executive Vice President-- Thin Film Systems
       Jim Scholhamer.......................     36     Vice President-- Operations

Graeme Hennessey has served as our Vice President — Sales and Marketing since April 1993 and is currently also President of Applied Films Asia Pacific. From 1980 until he joined our company, Mr. Hennessey was employed by Donnelly Corporation as a product line manager where he was responsible for sales and marketing as well as manufacturing. Mr. Hennessey has a bachelors of science degree in physics from Catholic University of America and a masters degree in physics from Fordham University.

Lawrence D. Firestone has served as our Chief Financial Officer, Treasurer and Secretary since July 1999. From March 1996 until March 1999, Mr. Firestone served as Vice President and Chief Operating Officer of Avalanche Industries, Inc., a custom cable and harness manufacturer. From 1993 to 1996, Mr. Firestone served as Director of Finance and Operations for the Woolson Spice and Coffee Company, a gourmet coffee roasting and distribution company, and from 1988 to 1993, as Vice President and Chief Financial Officer for TechniStar Corporation, a manufacturer of robotic automation equipment. From 1981 to 1988, Mr. Firestone served in various capacities and finally as Vice President and Chief Financial Officer at Colorado Manufacturing Technology, a contract manufacturer that specialized in PC board and cable assembly. Mr. Firestone has a bachelors of science degree in business/accounting from Slippery Rock State College.

Helmut Frankenberger has served as our Executive Vice President — Thin Film Systems since the LAC acquisition on December 31, 2000. Prior to the acquisition, Mr. Frankenberger served as President of Balzers Process Systems, located in Germany, since 2000, and the Vice President of Large Area Display Division since 1999. From 1997 through 1998, he served as the Division Manager of Display Products, and from 1996 through 1997, served as the Division Manager of Data Storage at Balzers Process Systems. From 1969 to 1987 Mr. Frankenberger served in various capacities related to sales, marketing and equipment service for Leybold Deutschland in Germany, Japan and the United States. Mr. Frankenberger obtained his bachelors degree in electronic and computer science from University Darmstadt in Germany.

Jim Scholhamer has been employed by our company since August 1997. Mr. Scholhamer currently is the Vice President --Operations and was previously the Director of Operations for Thin Film Coatings. From 1992 until he joined the Company, Mr. Scholhamer held the titles of Manufacturing Manager and Process Engineer at Viratec Thin Films, Inc., located in Minnesota. From 1989 to 1992, Mr. Scholhamer served as Production Manager and Process Engineer at Ovonic Synthetic Materials, Inc., a division of Energy Conversion Devices, located in Michigan. Mr. Scholhamer has a bachelors of science degree in engineering from The University of Michigan.

Page 9 of 17

Executive Compensation

        The following table sets forth the annual and long-term compensation paid by our Company to our Chief Executive Officer and each of our four most highly compensated executive officers, for services rendered to our during fiscal 2002, 2001, and 2000.

SUMMARY COMPENSATION TABLE

                                                                                       Long Term
                                                    Annual Compensation              Compensation
                                                    -------------------              ------------
                                                                                      Securities
                                          Fiscal                   Other Annual       Underlying        All Other
     Name and Principal Positions          Year      Salary      Compensation (1)     Options (#)    Compensation (2)
     ----------------------------          ----      ------      ----------------     -----------    ----------------

Thomas T. Edman.......................   2002        $220,673      $   77,459             20,000      $     7,114
   President, Chief Executive Officer    2001        $180,000      $   30,132                 --      $     5,400
                                         2000        $142,557             --               3,455      $     3,767

Graeme Hennessey......................   2002        $166,594      $   40,098             10,400      $   157,646 (3)
   Vice President - Sales and Marketing  2001        $170,492      $   11,804                --       $    24,350 (4)
                                         2000        $135,773             --               3,455      $     3,588
Lawrence D. Firestone.................   2002        $181,442      $   50,439             15,000      $     4,608
   Chief Financial Officer               2001        $165,000      $   20,716                --       $     4,950
                                         2000        $125,408             --              38,000      $     1,752

James Scholhamer......................   2002        $147,116      $   32,445              9,300      $     4,481
   Vice President - Operations           2001        $122,684      $   10,056                --       $     3,681
                                         2000        $105,988             --               3,455               --

Helmut Frankenberger..................   2002(5)     $173,967      $  134,623             11,100               --
   Executive Vice President              2001(6)     $ 84,885      $   53,049             38,000               --
                                         2000             --              --                 --                --

(1)	Represents compensation under our executive bonus plan for fiscal year 2002.

(2)	Represents Company matches under our salary savings plan. See "Compensation of Executive Officers - Executive Compensation - Benefits".

(3)	Represents $3,836 of company matches under our salary savings plan and $153,810.48 of foreign assignment allowances.

(4)	Represents $3,947 of company matches under our salary savings plan and $20,403 of foreign assignment allowances.

(5)	Mr. Frankenberger’s compensation for 2002 was paid in Euros and the amounts shown were derived by dividing his salary and other annual compensation for that year by 1.118, which is the average of the average monthly exchange rate for the 12 months comprising fiscal year 2002 for converting Euros into U.S. dollars.

(6)	Mr. Frankenberger was previously employed by LAC. Reflects compensation from January through June 2001.

Page 10 of 17

        Option Grants in Last Fiscal Year. Under Option Plans, key employees and certain non-employee directors may be granted options to purchase our common stock. As of June 29, 2002, an aggregate of 437,152 shares of common stock were reserved for issuance pursuant to our Option Plans. Shown below is information on grants of stock options during the 2002 fiscal year to Named Executives.

                                                                                                 Potential Realizable
                                   Number of       % of Total                                      Value at Assumed
                                    Shares           Options                                       Annual Rates of
                                  Underlying       Granted to                                        Stock Price
                                    Options       Employees in       Exercise       Expiration     Appreciation for
             Name                 Granted(3)       Fiscal Year    Price $/Sh (1)       Date         Option Term (2)
             ----                 ----------       -----------    --------------       ----         ---------------
                                                                                                     5%        10%
------------------------------- ---------------- ---------------- ---------------- ------------- ----------- -----------
Thomas T. Edman                      5,000           1.956%           $18.36          7/25/11     $ 57,733    $146,306
                                     5,000           1.956%           $19.95         10/24/11     $ 62,732    $158,976
                                     5,000           1.956%           $25.15          1/16/12     $ 79,084    $200,413
                                     5,000           1.956%           $24.75          4/17/12     $ 77,826    $197,225

------------------------------- ---------------- ---------------- ---------------- ------------- ----------- -----------
Lawrence D. Firestone                3,750           1.467%           $18.36          7/25/11     $ 43,299    $109,729
                                     3,750           1.467%           $19.95         10/24/11     $ 47,049    $119,232
                                     3,750           1.467%           $25.15          1/16/12     $ 59,312    $150,310
                                     3,750           1.467%           $24.75          4/17/12     $ 58,369    $147,919

------------------------------- ---------------- ---------------- ---------------- ------------- ----------- -----------
Helmut Frankenberger                 2,775           1.085%           $18.36          7/25/11     $ 32,042    $ 81,200
                                     2,775           1.085%           $19.95         10/24/11     $ 34,816    $ 88,232
                                     2,775           1.085%           $25.15          1/16/12     $ 43,891    $111,229
                                     2,775           1.085%           $24.75          4/17/12     $ 43,193    $109,460

------------------------------- ---------------- ---------------- ---------------- ------------- ----------- -----------
Graeme Hennessey                     2,600           1.017%           $18.36          7/25/11     $ 30,021    $ 76,079
                                     2,600           1.017%           $19.95         10/24/11     $ 32,621    $ 82,667
                                     2,600           1.017%           $25.15          1/16/12     $ 41,123    $104,215
                                     2,600           1.017%           $24.75          4/17/12     $ 40,469    $102,557

------------------------------- ---------------- ---------------- ---------------- ------------- ----------- -----------
James Scholhamer                     2,325            .909%           $18.36          7/25/11     $ 26,846    $ 68,032
                                     2,325            .909%           $19.95         10/24/11     $ 29,170    $ 73,924
                                     2,325            .909%           $25.15          1/16/12     $ 36,774    $ 93,192
                                     2,325            .909%           $24.75          4/17/12     $ 36,189    $ 91,710

------------------------------- ---------------- ---------------- ---------------- ------------- ----------- -----------

(1)	The exercise price is equal or greater than the fair market value of the shares on the date the option is granted. The exercise price may be paid in cash.

(2)	These amounts are based on assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of our common stock. There can be no assurance that the amounts reflected in this table will be realized.

(3)	Options become exercisable 25% each year for four years, starting one year from date of grant.

Page 11 of 17

        Fiscal Year-End Options Values. Shown below is information with respect to unexercised options to purchase shares of our common stock granted under the Option Plans to the Named Executives and held by them at June 29, 2002. Other than Messrs. Scholhamer and Firestone, none of the Named Executives exercised stock options during fiscal 2002.

                                                      Number of Shares Subject to
                                                       Unexercised Options Held            Value of Unexercised In-the-
          Name               Shares                       at June 29, 2002              Money Options at June 29, 2002 (1)
          ----            Acquired on     Value       --------------------------        ----------------------------------
                          Exercise (#)   Realized    Exercisable     Unexercisable        Exercisable       Unexercisable
---------------------------------------------------------------------------------------------------------------------------
Thomas T. Edman.........           ---         ---         47,522            25,478     $      312,520     $        45,637

Graeme Hennessey........           ---         ---         26,272            12,128     $      220,090     $        14,100

Lawrence D. Firestone...         3,500     $24,780         15,499            34,001     $      122,153     $       150,729

James Scholhamer........        12,027    $293,876         16,739            18,534     $      134,638     $        74,373

Helmut Frankenberger....           ---         ---          9,500            39,600     $            0     $             0

(1)	The value of unexercised options reflects the increase in market value of our common stock from the date of grant through June 29, 2002 (when the closing price of our common stock was $11.16 per share). Value actually realized upon exercise by the Named Executives will depend on the value of our common stock at the time of exercise.

        Benefits. We provide group health and life insurance benefits and supplemental unemployment benefits to our regular employees, including executive officers. We also maintain a salary savings plan in which all of our United States regular employees are eligible to participate. We match 100% of the first 2% of an employee's contribution and 25% of a subsequent 4% of an employee's contribution.

Page 12 of 17

        Pension Plan. The following table sets forth the estimated annual benefits payable on June 29, 2002, upon normal retirement at age 65, to our German regular employees, including executive officers, in the specified compensation and years of service classifications under our German pension plan. Projected benefits are computed on a straight line annuity basis, and such benefits are in addition to any amounts which may be received under the German Bundesversicherungsanstalt fur Angestellte (BfA).

                                                    Years of Benefit Service (2)
         Average Monthly      --------------------------------------------------------------------------
         Compensation (1)           20             25            30             35             40
                                    --             --            --             --             --
                                              (in U.S. Dollars)
         $ 1,000............           60             75             90           105           120
         $ 2,000............          120            150            180           210           240
         $ 3,000............          180            225            270           315           360
         $ 4,000............          240            300            360           420           480
         $ 5,000............          300            375            450           525           600
         $ 6,000............          360            450            540           630           720
         $ 7,000............          420            525            630           735           840
         $ 8,000............          480            600            720           840           960
         $ 9,000............          540            675            810           945          1080
         $10,000............          600            750            900          1050          1200
         $11,000............          660            825            990          1155          1320
         $12,000............          720            900           1080          1260          1440

(1)	Compensation is determined under the pension plan by the average of the participant's monthly salary for the last twenty-four (24) months of service (the amount included under the column "Salary" in the Summary Compensation Table), subject to a maximum years of service of forty (40) years.

(2)	The Named Executives have credited years of service under the pension plan as follows: Helmut Frankenberger, 17 years.

Page 13 of 17

        Security Ownership of Management. The following table shows, as of August 12, 2002, the number of shares beneficially owned by each of the Named Executives identified in the executive compensation tables of this Proxy Statement and by all Directors and Executive Officers as a group. Except as described in the notes following the table, the following persons have sole voting and dispositive power as to all of their respective shares.

                                                                   Amount and Nature of      Percent of
Name                                                               Beneficial Ownership     Common Stock
----                                                               --------------------     ------------
Thomas T. Edman................................................          59,647    (1)            *
Graeme Hennessey...............................................          26,922    (2)            *
Lawrence D. Firestone..........................................          26,295    (3)            *
James Scholhamer...............................................          20,321    (4)            *
Helmut Frankenberger...........................................          10,194    (5)            *
John S. Chapin.................................................         173,317    (6)          1.6%
Vincent Sollitto, Jr...........................................           6,000    (7)            *
Richard P. Beck................................................           7,000    (8)            *
Chad D. Quist..................................................           6,000    (7)            *
Allen H. Alley.................................................               0                   *
All Executive Officers and Directors as a Group (10 persons)...         335,696    (9)          3.0%

*        Denotes ownership of less than one percent.

(1)	Includes (i) 10,875 shares held by Mr. Edman and (ii) options to purchase 48,772 shares of common stock exercisable within 60 days.

(2)	Consists of options to purchase 26,922 shares of common stock within 60 days.

(3)	Includes (i) 3,590 shares held by Mr. Firestone, (ii) 1,900 shares jointly held by Mr. Firestone and his spouse, (iii) 50 shares held by Mr. Firestone's children, and (iv) options to purchase 20,755 shares of common stock exercisable within 60 days.

(4)	Includes (i) 3,000 shares held by Mr. Scholhamer and (ii) options to purchase 17,321 shares of common stock exercisable within 60 days.

(5)	Consists of options to purchase 10,194 shares of common stock within 60 days.

(6)	Includes (i) 63,053 shares held by Mr. Chapin, (ii) 72,264 shares held by trust, (iii) options to purchase 38,000 shares of common stock exercisable within 60 days.

(7)	Consists of options to purchase 6,000 shares of common stock exercisable within 60 days.

(8)	Includes (i) 1,000 shares jointly held by Mr. Beck and his spouse, (ii) options to purchase 6,000 shares of common stock exercisable within 60 days.

(9)	Includes options to purchase 179,964 shares exercisable within 60 days.

Page 14 of 17

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following line graph compares the cumulative total shareholder return on our common stock with the cumulative total return of the NASDAQ Stock Market (U.S.) and the cumulative total return of an industry peer group (the "Peer Group") for the period commencing November 21, 1997, the effective date of our initial public offering, and ending June 29, 2002. The Peer Group consists of Southwall Technologies, Inc., Intevac, Inc., Photon Dynamics, Inc., and Three-Five Systems, Inc. The graph assumes the investment of $100 on November 21, 1997 in our common stock, the NASDAQ Stock Market (U.S.) and the Peer Group Index with dividends reinvested.

$100 INVESTED ON 11/21/97 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.

APPLIED FILMS CORP (AFCO)
                                                                                                       %Peer Group
Peer Group Cumulative Total Return                       Weighted Cumulative Total Return               Market Cap
                                              --------------------------------------------------------------------
(Weighted Average by Market Value)                11/97     6/98     7/99      7/00    6/01     6/02     29-Jun-02

Peer Group Weighted Average:                    $100.00   $83.36   $76.57   $426.74 $147.08  $126.42

INTEVAC INC COM   (IVAC)                        $100.00   $96.97   $49.09   $ 36.97  $42.67   $24.24         4.49%
PHOTON DYNAMICS INC COM   (PHTN)                $100.00   $76.71  $265.75  $1637.00 $591.78  $657.33        64.73%
SOUTHWALL TECHNOLOGIES INC COM  (SWTX)          $100.00   $64.52   $50.81   $141.14  $41.94   $69.55         6.43%
THREE FIVE SYS INC COM   (TFS)                  $100.00   $81.06   $68.01   $586.31 $178.67  $113.29        24.35%

Page 15 of 17

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Pursuant to Section 16 of the Securities Exchange Act of 1934, our directors and executive officers, as well as any person holding more than 10 percent of our common stock, are required to report initial statements of ownership of our securities and changes in such ownership to the Securities and Exchange Commission. Based upon a review of the copies of such forms furnished to us, we do not believe there were any reports filed late.

RELATIONS WITH INDEPENDENT PUBLIC ACCOUNTANTS

        Effective June 11, 2002, upon the recommendation of the Audit Committee, our Board of Directors dismissed Arthur Andersen LLP as our independent auditors and selected Ernst & Young, LLP as our independent auditors for the fiscal year ending June 29, 2002. Arthur Andersen LLP had audited our financial statements since November 1997. We reported this change in accountants on a Current Report on Form 8-K that was filed with the Securities and Exchange Commission on June 13, 2002.

        Arthur Andersen's reports on our consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During our fiscal years 2000 and 2001 and through June 11, 2002, there were no disagreements with Arthur Andersen on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to refer to the subject matter of the disagreement(s) in connection with its reports. In addition, during our two most recent fiscal years and the subsequent interim period, there were no reportable events as described in Item 304(a)(1)(v) of the Securities and Exchange Commission's Regulation S-K.

        We have provided Arthur Andersen and Ernst & Young with a copy of the disclosures made in this Proxy Statement and in the Current Report on Form 8-K in advance of the day that these disclosures were filed with the Securities and Exchange Commission. Included as Exhibit 16 to the Form 8-K is a copy of Arthur Andersen's letter stating its agreement with such statements.

        Our combined consolidated financial statements for the fiscal year ending June 29, 2002 have been examined by Ernst & Young, independent certified public accountants. A representative of Ernst & Young is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FIRM FEES

        The following table sets forth the aggregate fees billed to us for the fiscal year ended June 29, 2002 by our principal accounting firm, Ernst & Young, LLP:

                  Audit fees (1)...................................................$   87,000
                  Financial Information Systems Design and Implementation Fees.....$        0
                  All other Fees
                      Audit Related Fees...........................................$        0
                      Non-Audit Related Fees.......................................$        0
                                                                                    ---------
                           Total Fee...............................................$   87,000
(1)	Audit related services of Ernst and Young LLP during fiscal year 2002 consisted of professional services rendered in connection with the audit of our annual financial statements set forth in our Annual Report on Form 10-K for the year ended June 29, 2002. The review of our Quarterly Reports on Form 10-Q for the quarters ended September 29, 2001, December 29, 2001 and March 30, 2002 was performed by Arthur Andersen LLP prior to Ernst & Young LLP’s appointment on June 11, 2002.

Page 16 of 17

        The following table sets forth the aggregate fees billed to us for the fiscal year ended June 29, 2002 by our former principal accounting firm, Arthur Andersen LLP:

                  Audit fees.......................................................$       86,856
                  Financial Information Systems Design and Implementation Fees.....$           0
                  All other Fees
                      Audit Related Fees...........................................$      190,880
                      Non-Audit Related Fees.......................................$       52,455
                                                                                   --------------
                           Total Fee...............................................$      330,191

        Audit related services generally include fees for business acquisitions and accounting consultations.

        Non-Audit related fees were primarily for tax advice and preparation of returns in Hong Kong, the People's Republic of China, and Germany, and for assistance in the final settlement of the asset purchase from Unaxis.

        The Audit Committee considered whether the provision of services described above under "All Other Fees" is compatible with maintaining the principal accountant's independence and determined that the payments did not impair their independence.

SHAREHOLDER PROPOSALS 2003 ANNUAL MEETING

        Any proposal of a shareholder intended to be presented for action at our 2003 annual meeting must be received by the Company at 9586 I-25 Frontage Road, Longmont, Colorado 80504, not later than May 19, 2003, if the shareholder wishes the proposal to be included in our proxy materials for that meeting.

AVAILABILITY OF 10-K ANNUAL REPORT

        An annual report on Form 10-K to the Securities and Exchange Commission for the year ended June 29, 2002 containing certified financial statements has been mailed to the shareholders with these materials and also will be provided free to shareholders upon written request. Write Applied Films Corporation, Attention: Lawrence D. Firestone, 9586 I-25 Frontage Road, Longmont, Colorado 80504.

MISCELLANEOUS

        Our management is not aware of any other matter to be presented for action at the meeting. However, if any such other matter is properly presented for action, it is the intention of the persons named in the accompanying forms of proxy to vote thereon in accordance with their best judgment.

        The cost of soliciting proxies in the accompanying forms will be borne by us. In addition to solicitation by mail, proxies may be solicited in person, or by telephone or telegraph, by some of our regular employees.

        The above Notice and Proxy Statement are sent by order of the Board of Directors.

September 12, 2002	/s/Richard P. Beck Richard P. Beck CHAIRMAN OF THE BOARD

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An annual report to shareholders for the year ended June 29, 2002 containing certified financial statements is being mailed to the shareholders with these materials.